UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2025
ETSY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2025, Etsy, Inc. (“Etsy”) announced certain changes to its Executive Team, as described below. All changes are effective as of January 1, 2026.

Appointment of Kruti Patel Goyal as Chief Executive Officer and President
On October 27, 2025, Etsy’s Board of Directors (the “Board”) approved the appointment of Kruti Patel Goyal, currently Etsy’s President and Chief Growth Officer, as Etsy’s Chief Executive Officer and President, effective January 1, 2026. Ms. Patel Goyal was also appointed to the Board effective January 1, 2026.

Ms. Patel Goyal, age 49, has served as Etsy’s President and Chief Growth Officer since January 1, 2025. Prior to that, she served as Depop’s Chief Executive Officer from September 2022 to March 2025 and as Etsy’s Chief Product Officer from October 2019 to July 2022, and held several other senior leadership roles at Etsy.

On October 28, 2025, Ms. Patel Goyal and Etsy entered into a letter agreement (the “Patel Goyal Letter Agreement”) governing the terms of her service as Etsy’s Chief Executive Officer and President. Pursuant to the Patel Goyal Letter Agreement, Ms. Patel Goyal will receive a base salary of $700,000 per year and be eligible to participate in Etsy’s Management Cash Incentive Plan (the “MCIP”), with an annual target bonus of 100% of her base salary. In addition, Etsy intends to grant Ms. Patel Goyal a promotion equity award consisting of 50% restricted stock units and 50% performance-based restricted stock units (“PSUs”) with an aggregate grant date fair value of approximately $16,000,000, subject to the approval of Etsy’s Compensation Committee.

Ms. Patel Goyal will continue to participate in Etsy’s Executive Severance Plan (the “Executive Severance Plan”), subject to the terms and conditions thereof as well as her participation notice, which will provide that upon a (i) Qualifying CIC Termination (as defined in the Executive Severance Plan), she will receive eighteen (18) months of base-salary continuation, up to eighteen (18) months of company-paid COBRA coverage, full vesting of all outstanding equity awards, and, if such termination occurs after the third month of the fiscal year, a prorated target bonus for the year of termination and (ii) Qualifying Termination (as defined in the Executive Severance Plan) that is not a Qualifying CIC Termination, she will receive twelve (12) months of base-salary continuation, up to twelve (12) months of company-paid COBRA coverage and, if such termination occurs after the third month of the fiscal year, a prorated target bonus for the year of termination. In addition, upon a Qualifying Termination that is not a Qualifying CIC Termination, Ms. Patel Goyal will receive one year of additional vesting service credit with respect to unvested restricted stock units and options to purchase shares of Etsy’s common stock and her PSUs will vest pro-rata based on the number of days she was continuously employed during the applicable performance period through the date of such Qualifying Termination, with the performance conditions deemed met (i) at actual performance for any PSUs for which the performance period has already been completed, (ii) at target performance for any PSUs that vest based on financial metrics for which the performance period has not yet been completed and (iii) the greater of target and actual performance for any PSUs that vest based on relative total shareholder return for which the performance period has not yet been completed. Ms. Patel Goyal will also receive continued tax support through the 2027 year as an extension of the benefits provided in connection with her prior secondment to Etsy’s Depop subsidiary.

Ms. Patel Goyal has no family relationships with any of Etsy’s directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

This description of the Patel Goyal Letter Agreement is qualified in its entirety by reference to the full text of the Patel Goyal Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2025.

Transition of Josh Silverman to the Role of Executive Chair
On October 24, 2025, Josh Silverman notified the Board that he will resign as Etsy’s Chief Executive Officer, effective December 31, 2025. In addition, on October 27, 2025, the Board approved Mr. Silverman’s appointment as Executive Chair of the Board effective as of January 1, 2026. Mr. Silverman is expected to serve as Executive Chair through December 31, 2026 followed by a continued role as a non-executive Board member and Senior Advisor until April 1, 2027 (such periods, as may be earlier terminated by Etsy or Mr. Silverman, the “Executive Chair Term” and the “Senior Advisor Term,” respectively).

On October 28, 2025, Mr. Silverman and Etsy entered into a letter agreement (the “Silverman Letter Agreement”) governing the terms of his service as Executive Chair and Senior Advisor. Pursuant to the Silverman Letter Agreement, Mr. Silverman will remain an employee of Etsy and receive a base salary of $420,000 per year during the Executive Chair Term and will be eligible to participate in the MCIP, with an annual target bonus of 100% of his base salary. In addition, subject to the approval of Etsy’s Compensation Committee, Etsy intends to grant Mr. Silverman an award consisting of PSUs with a grant date value equal to approximately $8,000,000, which will be eligible to vest on April 1, 2027, based on the achievement of performance measures established by Etsy’s Compensation Committee that are broadly consistent with the performance measures used for the 2026 incentive compensation for Etsy’s Executive Team. In addition, he will receive benefits for which he is eligible in accordance with his benefit elections during the Executive Chair Term. Mr. Silverman will be ineligible to receive a base salary or participate in the

MCIP in respect of his service after December 31, 2026. Following such date, he will not receive any additional compensation or benefits from Etsy (other than continued vesting of his currently outstanding equity awards and the PSU award, as described above). In addition, except for the PSU award described above, Mr. Silverman will not be eligible for any further grants of equity awards.

The Silverman Letter Agreement provides that Mr. Silverman’s outstanding restricted stock units and PSUs will continue to vest in accordance with their terms through the end of the Senior Advisor Term, and that his options will remain exercisable during the Executive Chair Period, the Senior Advisor Period and, if he continues to serve on the Board thereafter, during the period of that service but not beyond the original term of the applicable options. In the event that Mr. Silverman resigns for any reason during the Executive Chair Term or the Senior Advisor Term, he will forfeit all of his then unvested equity awards. In addition, upon the occurrence of a Change in Control (as defined in the Executive Severance Plan) prior to the end of the Senior Advisor Term, all then-outstanding equity awards held by Mr. Silverman that would have vested on or prior to April 1, 2027 will immediately vest and all other unvested equity awards will be immediately forfeited.

This description of the Silverman Letter Agreement is qualified in its entirety by reference to the full text of the Silverman Letter Agreement, which is expected to be filed as an exhibit to Etsy’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Etsy, Inc. on October 29, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Colin Stretch
Colin Stretch
Chief Legal Officer
Dated: October 29, 2025
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